Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 24, 2004 and March 4, 2002 relating to the financial statements of Paperweight Development Corp. and Subsidiaries, and Appleton Papers Inc. and Subsidiaries, respectively, which appear in the prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 dated September 22, 2004 of Appleton Papers, Inc.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

September 21, 2004